Exhibit 10.1


                                SERVICE AGREEMENT

      This SERVICE AGREEMENT ("Agreement") is made effective on April 27, 2005, by and between SIGA Technologies, Inc., with an address at 4575 SW Research Way, Suite 230, Corvallis, OR 97333 ("SIGA") and TransTech Pharma, Inc., with a place of business at 4170 Mendenhall Oaks Parkway, Suite 110, High Point, NC 27265 ("TransTech").

      WHEREAS, SIGA seeks assistance with pre-IND toxicology and safety pharmacology and chemical manufacturing and control studies required for SIGA's IND application for its proprietary SIGA-246 compound (hereafter, "Studies");

      WHEREAS, TransTech is able to design and implement IND-enabling Studies to support SIGA's submission of an IND application for SIGA's SIGA-246 compound and provide assistance to obtain services of other commercial research organizations for completion of the required Studies for SIGA's IND submission; and

      WHEREAS, SIGA desires and TransTech is willing to provide SIGA with certain services related to completion of the Studies in accordance with the terms and conditions specified herein.

      NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SIGA and TransTech, intending to be legally bound, agree as follows:

1.    SERVICES
      --------

1.1 Subject to the terms hereof, TransTech shall design, implement and complete certain Studies and other activities specified in the attached Exhibit A, which may be updated periodically upon the written agreement of both parties. TransTech shall use commercially reasonable efforts to complete the Studies in the time frames set forth on Exhibit A. There shall be a separate written agreement between SIGA and any third parties used to complete the Studies listed in Exhibit A.

1.2 TransTech shall seek competitive bids from other commercial research organizations which can perform those Studies listed in the attached Exhibit B. Upon receipt, TransTech shall submit such competitive bids to the attention of Dr. Dennis Hruby of SIGA for his consideration. There shall be a separate written agreement between SIGA and each third party used for performance of the Studies listed in Exhibit B.

1.3 TransTech shall provide SIGA with monthly reports summarizing all activities and progress regarding the Studies and those activities completed (hereinafter "Monthly Reports"). TransTech shall also conduct weekly teleconferences with SIGA representatives regarding the status of the Studies.

2.    RIGHTS
      ------

2.1 All proprietary and Intellectual Property rights, including patents, patent applications, trademarks, copyrights, trade secrets, and know-how in or relating to the SIGA-246 compound are owned exclusively by SIGA.

2.2 Any improvements to or derivations of the SIGA-246 compound made by TransTech, whether patented or not, shall be owned by and promptly assigned to SIGA.

2.3 TransTech shall not transfer the SIGA-246 compound, or any part of it to any third party without the prior written consent of SIGA. TransTech shall use the SIGA-246 compound only for the Studies designated to be completed by TransTech in Exhibit A.

2.4 TransTech will comply with all federal, state and local laws, regulations and ordinances in the performance of the Studies and other services specified herein.

2.5 Each party acknowledges that this Agreement grants no right to the other party under any patents owned or licensed by either party, except as described herein and to the extent that such rights are required to carry out the Studies. Each party also acknowledges that this Agreement likewise grants no right to use any information, know-how, or data that is proprietary to the other party, except for the purposes of the stated Studies.

2.6 The provisions of this section shall survive the expiry or termination of this Agreement.

3.    PRICE AND PAYMENT
      -----------------

3.1 In consideration for the services listed in Section 1, SIGA shall pay TransTech on an hourly or unit cost basis, as set forth in Exhibit C. TransTech agrees that it shall not exceed a total aggregate cost of $168,000 for the Studies (the "Aggregate Limit"), without the prior approval of SIGA. In the event that during the course of performing the Studies TransTech anticipates the Aggregate Limit will be exceeded, TransTech will inform SIGA, and will cease performance of TransTech's services when the Aggregate Limit is reached unless SIGA approves any additional costs. SIGA shall pay TransTech within thirty (30) days of receipt of an invoice.

4.    WARRANTIES AND REPRESENTATIONS
      ------------------------------

4.1 TransTech warrants that those Studies and responsibilities designated to be completed by TransTech in Exhibit A will be performed diligently and in a professional manner consistent with TransTech's provision of similar services to itself, or its subsidiaries or affiliates. In the event that there is a breach of this warranty provision, TransTech shall, upon request by SIGA, perform again the Studies in question at no cost to SIGA.

      TRANSTECH EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF COMMERCIAL VIABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OF ANY TRANSTECH SERVICE. THIS DISCLAIMER EXTENDS TO ALL SERVICES, DATA AND REPORTS PRODUCED BY TRANSTECH. TRANSTECH MAKES NO WARRANTY AS TO THE QUALITY, SUITABILITY, OR ADEQUACY OF THE SERVICES OR PRODUCTS FOR ANY PURPOSE OR USE.

      IN NO EVENT SHALL TRANSTECH HAVE ANY LIABILITY UNDER THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OR FAILURE TO PERFORM, SERVICES FOR LOSS OF ANTICIPATED PROFITS, OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT TRANSTECH WAS INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES. IN NO EVENT SHALL TRANSTECH HAVE ANY LIABILITY HEREUNDER IN AN AGGREGATE AMOUNT EXCEEDING THE TOTAL AMOUNT PAID TO TRANSTECH UNDER THIS AGREEMENT.

4.2 TransTech shall use its best efforts to obtain competitive bids for those Studies listed in Exhibit B.

4.3 SIGA has full responsibility for all business, financial and other decisions concerning its operations, including whether, how and to the extent SIGA utilizes the deliverables, results and reports generated from the Studies done for SIGA's IND-submission.

4.4 SIGA shall defend, indemnify and hold harmless TransTech and its officers, directors, employees, consultants and agents ("Indemnitees") from and against all damages, liabilities, losses, fines, penalties, settlements, costs and expenses of any kind and nature (including, without limitation, reasonable attorneys fees and court costs), incurred in connection with any claim, demand, proceeding, action, hearing or investigation (a "Claim") relating to or arising from the Agreement or the services performed by TransTech under the Agreement, except to the extent that: (i) such liability arises from the gross negligence or intentional misconduct of TransTech; or (ii) such Claim is made by an employee of TransTech arising from work performed by such employee in connection with this Agreement.

5.    CONFIDENTIALITY
      ---------------

5.1 All information relating to SIGA's SIGA-246 compound, any analytical methods, trade secrets and know-how disclosed to TransTech by SIGA for use with the SIGA-246 compound, the results of the Studies, and all related reports are the confidential and proprietary information of SIGA (the "SIGA Information").

5.2 TransTech shall not disclose the SIGA Information to any third party or use the SIGA Information for TransTech's direct or indirect benefit or the direct or indirect benefit of any third party, except as expressly permitted hereunder.

5.3 TransTech shall disclose the SIGA Information only to the minimum number of its employees requiring such access in order to perform the Studies, inform such employees of the proprietary nature of the SIGA Information, and take reasonable precautions, at least as stringent as those observed by TransTech to protect its own proprietary information, to ensure that such employees observe the confidentiality obligations of TransTech hereunder.

5.4 The SIGA Information is and shall remain the property of SIGA and may be covered by claims of U.S. and international patents or patent applications of SIGA.

5.5 TransTech will either destroy or return all SIGA Information, as instructed by SIGA, upon completion of all Studies, or the written request of SIGA.

5.6   SIGA Information shall not include:

      (a) information which at the time of disclosure is in the public domain; provided that, specific information disclosed as part of the SIGA Information shall not be deemed to be in the public domain merely because it is embraced by more general information in the public domain; or

      (b) information which, after disclosure, becomes part of the public domain by publication or otherwise, except by breach of this Agreement by TransTech or by any of TransTech's employees; or

      (c) information which TransTech shall receive from a third party who has the right to disclose it to TransTech; provided that such information was not obtained by such third party, directly or indirectly, from SIGA under a confidentiality agreement with SIGA; or

      (d) information that is independently developed by TransTech without reference to the SIGA Information.

5.7 The provisions of this section shall survive the expiry or termination of this Agreement.

6.    TERM AND TERMINATION
      --------------------

6.1 This Agreement shall remain in effect until SIGA's IND application for SIGA-246 has been accepted or finally rejected by the Food and Drug Administration, or until terminated pursuant to Section 6.2 herein.

6.2 Either party may terminate this Agreement by providing the other party with thirty (30) days' written notice. Upon the effective date of such termination, all activities associated with the services specified in
      Section 1herein shall cease. SIGA shall promptly pay TransTech for all work performed up to the effective date of such termination.

7.    MISCELLANEOUS
      -------------

7.1 This Agreement shall not be assigned or otherwise transferred by either party without the prior written consent of the other party.

7.2 This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflict-of-law doctrines of New York or any other jurisdiction. Any action or proceeding brought by either party against the other shall be brought in a state or federal court located in New York.

7.3 This Agreement contains the entire agreement between the parties and supersedes all prior agreements, written or oral, with respect to the subject matter hereof.

7.4 TransTech's completion of the Studies or successful search for third parties to complete the Studies required for SIGA's SIGA-246 IND submission does not obligate SIGA to use TransTech for any subsequent services, whether related to SIGA-246 or any other SIGA compound.

7.5 This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorized representatives of both parties.

7.6 No failure or delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

7.7 The parties do not intend that any agency or partnership relationship be created between them by this Agreement. The parties shall be and shall act at all times as independent contractors, and at no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.

7.8 Neither party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a contingency beyond such party's reasonable control, including but not limited to strikes or labor disturbances, lockouts, riots, wars, terrorist activities, fires, floods, earthquakes, storms or inability to obtain materials or services.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SIGA TECHNOLOGIES, INC.             TRANSTECH PHARMA, INC.



By: /s/ Bernard L. Kasten, M.D.     By: /s/ Stephen J. Ireland
   -----------------------------       ------------------------------
   Bernard L. Kasten, M.D.             Stephen J. Ireland
   Chief Executive Officer             S.V.P. Business Development